EXHIBIT 99.1

FOR IMMEDIATE RELEASE	CONTACT: Frederick N. Cooper (215) 938-8312
August 25, 2020	fcooper@tollbrothers.com

Toll Brothers Reports FY 2020 3rd Quarter Results

HORSHAM, PA, August 25, 2020 -- Toll Brothers, Inc. (NYSE:TOL) (www.TollBrothers.com), the nation’s leading builder of luxury homes, today announced results for its third quarter ended July 31, 2020.

FY 2020’s Third Quarter Financial Highlights (Compared to FY 2019’s Third Quarter):

•Net income and earnings per share were $114.8 million and $0.90 per share diluted, compared to net income of $146.3 million and $1.00 per share diluted in FY 2019’s third quarter.
•Pre-tax income was $151.9 million, compared to $186.9 million in FY 2019’s third quarter.
•Home sales revenues were $1.63 billion, down 7%; home building deliveries were 2,022, up 1%.
•Net signed contract homes were 2,833, up 26%; contract value was $2.21 billion, up 18%.
•Backlog in homes at third-quarter end was 7,239, up 6%; backlog value was $6.09 billion, up 4%.
•Home sales gross margin was 19.0%; Adjusted Home Sales Gross Margin, which excludes interest and inventory write-downs (“Adjusted Home Sales Gross Margin”), was 21.9%.
•Pre-tax inventory write-downs totaled $6.7 million.
•SG&A, as a percentage of home sales revenues, was 9.9%.
•Income from operations was $149.6 million.
•Other income, income from unconsolidated entities, and land sales gross profit was $3.6 million.

Financial Guidance:

•Fourth quarter deliveries of between 2,400 and 2,550 homes with an average price of between $815,000 and $835,000.
•Fourth quarter Adjusted Home Sales Gross Margin of approximately 21.5%.
•Fourth quarter SG&A, as a percentage of home sales revenues, of approximately 9.0%.
•Fourth quarter other income, income from unconsolidated entities, and land sales gross profit of approximately $5 million.
•Fourth quarter tax rate of approximately 26.0%.
•Community count at FYE 2020 of approximately 320 communities.
•Community count growth of at least 10% from FYE 2020 to FYE 2021.
Douglas C. Yearley, Jr., chairman and chief executive officer, stated: “We are very pleased with our overall performance in our third quarter, including revenues of $1.63 billion, net income of $114.8 million and backlog of $6.09 billion. Our adjusted gross margin of 21.9% in the quarter improved sequentially compared to 21.0% in the fiscal 2020 second quarter due to a shift in mix of deliveries and solid execution by our teams in the field. SG&A as a percentage of home sales revenue improved to 9.9% in the quarter from 10.6% in the prior year period, reflecting cost efficiencies initiated in our second quarter.

“Our third quarter net signed contracts were our highest third quarter ever in both units and dollars, and our contracts per community, at 8.5, were the highest third quarter in fifteen years. This strength has continued into August. We attribute the surge in demand to a number of factors, including historically low interest rates, a continued undersupply of homes, and consumers focused more than ever on the importance of home.

“With our well-located land holdings in twenty-four states and our strategic focus on expanding our geographic footprint, product lines and price points, we are well-positioned to take advantage of the resurgent housing market.”

Toll Brothers’ Financial Highlights for the FY 2020 third quarter ended July 31, 2020 (unaudited):
•FY 2020’s third quarter net income was $114.8 million, or $0.90 per share diluted, compared to FY 2019’s third quarter net income of $146.3 million, or $1.00 per share diluted.
•FY 2020’s third quarter pre-tax income was $151.9 million, compared to FY 2019’s third quarter pre-tax income of $186.9 million.
•FY 2020’s third quarter results included pre-tax inventory impairments totaling $6.7 million, compared to FY 2019’s third quarter pre-tax inventory impairments of $4.7 million.
•FY 2020’s third quarter home sales revenues were $1.63 billion and 2,022 units, compared to FY 2019’s third quarter totals of $1.76 billion and 1,994 units.
•FY 2020's third quarter net signed contracts were $2.21 billion and 2,833 units, compared to FY 2019’s third quarter net signed contracts of $1.87 billion and 2,241 units.
•FY 2020's third quarter net signed contracts, on a per-community basis, were 8.5 units, compared to third quarter net signed contracts on a per-community basis of 7.1 units in FY 2019, 8.1 units in FY 2018, 6.9 units in FY 2017 and 5.9 units in FY 2016.
•In FY 2020, third quarter-end backlog was $6.09 billion and 7,239 units, compared to FY 2019’s third quarter-end backlog of $5.84 billion and 6,839 units. The average price of homes in backlog was $840,600, compared to $854,500 at FY 2019’s third quarter end.
•FY 2020’s third quarter home sales gross margin was 19.0%, compared to FY 2019’s third quarter home sales gross margin of 20.2%.
•FY 2020’s third quarter Adjusted Home Sales Gross Margin was 21.9%, compared to FY 2019’s third quarter Adjusted Home Sales Gross Margin of 23.1%.
•FY 2020’s third quarter interest included in cost of sales was 2.5% of revenue, compared to 2.7% in FY 2019’s third quarter.
•FY 2020’s third quarter SG&A, as a percentage of home sales revenues, was 9.9%, compared to 10.6% in FY 2019’s third quarter.
•FY 2020’s third quarter income from operations of $149.6 million represented 9.1% of total revenues, compared to FY 2019’s third quarter of $171.0 million representing 9.7% of revenues.
•FY 2020's third quarter other income, income from unconsolidated entities, and land sales gross profit totaled $3.6 million, compared to FY 2019’s third quarter total of $18.4 million.
•FY 2020’s third-quarter cancellation rate (current quarter cancellations divided by current quarter signed contracts) was 8.0%, compared to FY 2019’s third quarter cancellation rate of 6.5%.
•FY 2020's third-quarter cancellation rate as a percentage of beginning-quarter backlog was 3.8%, compared to FY 2019’s third quarter cancellation rate as a percentage of beginning-quarter backlog of 2.4%.
Toll Brothers’ financial highlights for the nine months ended July 31, 2020 (unaudited):
•FY 2020’s nine month period net income was $247.3 million, or $1.87 per share diluted, compared to FY 2019’s nine month period net income of $387.7 million, or $2.63 per share diluted.
•FY 2020’s nine month period pre-tax income was $319.9 million, compared to FY 2019’s nine month period pre-tax income of $514.5 million.
•FY 2020’s nine month period results included pre-tax inventory impairments totaling $21.9 million, compared to FY 2019’s nine month period pre-tax inventory impairments of $31.6 million.

•FY 2020’s nine month period home sales revenues were $4.44 billion and 5,556 units, compared to FY 2019’s nine month period totals of $4.79 billion and 5,435 units.
•FY 2020's nine month period net signed contracts were $5.26 billion and 6,525 units, compared to FY 2019’s nine month period net signed contracts of $5.04 billion and 6,044 units.
•FY 2020’s nine month period income from operations of $289.7 million represented 6.4% of total revenues, compared to FY 2019’s nine month period of $455.9 million representing 9.4% of total revenues.
•FY 2020's nine month period other income, income from unconsolidated entities, and land sales gross profit totaled $39.9 million, compared to FY 2019’s nine month period total of $71.9 million.
Additional Financial Information:
•The Company ended its FY 2020 third quarter with $559.3 million in cash and cash equivalents, compared to $1.29 billion at FYE 2019 and $741.2 million at FY 2020’s second-quarter end. At FY 2020 third-quarter end, the Company also had $1.776 billion available under its $1.905 billion bank revolving credit facility.
•On July 24, 2020, the Company paid its quarterly dividend of $0.11 per share to shareholders of record at the close of business on July 10, 2020.
•Stockholders' Equity at FY 2020 third-quarter end was $4.68 billion, compared to $5.07 billion at FYE 2019.
•FY 2020's third-quarter end book value per share was $37.12 per share, compared to $35.99 at FYE 2019.
• The Company ended its FY 2020 third quarter with a debt-to-capital ratio of 45.3%, compared to 48.6% at FY 2020’s second-quarter end and 43.6% at FYE 2019. The Company ended FY 2020’s third quarter with a net debt-to-capital ratio (1) of 40.5%, compared to 43.2% at FY 2020’s second-quarter end, and 32.9% at FYE 2019.
•The Company ended FY 2020’s third quarter with approximately 61,400 lots owned and optioned, compared to 62,100 one quarter earlier, and 57,400 one year earlier. Approximately 35,300 of these lots were owned, of which approximately 17,100 lots, including those in backlog, were substantially improved.
•In the third quarter of FY 2020, the Company spent approximately $50.9 million on land to purchase approximately 600 lots.
•The Company ended FY 2020’s third quarter with 323 selling communities, compared to 326 at FY 2020’s second-quarter end and 322 at FY 2019’s third-quarter end.
(1) See “Reconciliation of Non-GAAP Measures” below for more information on the calculation of the Company’s net debt-to-capital ratio.
Toll Brothers will be broadcasting live via the Investor Relations section of its website, investors.Tollbrothers.com, a conference call hosted by Chairman & CEO Douglas C. Yearley, Jr. at 11:00 a.m. (EDT) Wednesday, August 26, 2020, to discuss these results and its outlook for the remainder of FY 2020. To access the call, enter the Toll Brothers website, click on the Investor Relations page, and select "Events & Presentations.” Participants are encouraged to log on at least fifteen minutes prior to the start of the presentation to register and download any necessary software.

The call can be heard live with an online replay which will follow.

Toll Brothers, Inc., A FORTUNE 500 Company, is the nation's leading builder of luxury homes. The Company began business over fifty years ago in 1967 and became a public company in 1986. Its common stock is listed on the New York Stock Exchange under the symbol “TOL.” The Company serves first-time, move-up, empty-nester, active-adult, affordable luxury and second-home buyers, as well as urban and suburban renters. It operates in 24 states: Arizona, California, Colorado, Connecticut, Delaware, Florida, Georgia, Idaho, Illinois, Maryland, Massachusetts, Michigan, Nevada, New Jersey, New York, North Carolina, Oregon, Pennsylvania, South Carolina, Tennessee, Texas, Utah, Virginia, and Washington, as well as in the District of Columbia.

Toll Brothers builds an array of luxury residential single-family detached, attached home, master planned resort-style golf, and urban low-, mid-, and high-rise communities, principally on land it develops and improves. The Company acquires and develops rental apartment and commercial properties through Toll Brothers Apartment Living, Toll Brothers Campus Living, and the affiliated Toll Brothers Realty Trust, and develops urban low-, mid-, and high-rise for-sale condominiums through Toll Brothers City Living. The Company operates its own architectural, engineering, mortgage, title, land development and land sale, golf course development and management, and landscape subsidiaries. Toll Brothers operates its own alarm monitoring company through TBI Smart Home Solutions, a complete home technology division. In addition to providing security monitoring, TBI Smart Home Solutions offers homeowners a full range of low voltage options, allowing buyers to maximize the potential of technology in their new home. The Company also operates its own lumber distribution, house component assembly, and manufacturing operations. Through its Gibraltar Real Estate Capital joint venture, the Company provides builders and developers with land banking, non-recourse debt and equity capital.

In 2020, Toll Brothers was named World’s Most Admired Home Building Company in Fortune magazine’s survey of the World’s Most Admired Companies®, the sixth year in a row it has been so honored. Toll Brothers has won numerous other awards, including Builder of the Year from both Professional Builder magazine and Builder magazine, the first two-time recipient from Builder magazine. The Company sponsors the Toll Brothers Metropolitan Opera International Radio Network, bringing opera to neighborhoods throughout the world. For more information visit www.TollBrothers.com.
Toll Brothers discloses information about its business and financial performance and other matters, and provides links to its securities filings, notices of investor events, and earnings and other news releases, on the Investor Relations section of its website (investors.Tollbrothers.com).

Forward-Looking Statements
Information presented herein for the third quarter ended July 31, 2020 is subject to finalization of the Company's regulatory filings, related financial and accounting reporting procedures and external auditor procedures.
This release contains or may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. One can identify these statements by the fact that they do not relate to matters of a strictly historical or factual nature and generally discuss or relate to future events. These statements contain words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” “may,” “can,” “could,” “might,” “should,” “likely,” “will,” and other words or phrases of similar meaning. Such statements may include, but are not limited to, information and statements regarding: the impact of Covid-19 on the U.S. economy, the markets in which we operate or may operate, and on our business; our strategic priorities; our land acquisition, land development and capital allocation priorities; market conditions; demand for our homes; anticipated operating results and guidance; home deliveries; financial resources and condition; changes in revenues; changes in profitability; changes in margins; changes in accounting treatment; cost of revenues, including expected labor and material costs; selling, general, and administrative expenses; interest expense; inventory write-downs; home warranty and construction defect claims; unrecognized tax benefits; anticipated tax refunds; sales paces and prices; effects of home buyer cancellations; growth and expansion; joint ventures in which we are involved; anticipated results from our investments in unconsolidated entities; our ability to acquire or dispose of land and pursue real estate opportunities; our ability to gain approvals and open new communities; our ability to market, construct and sell homes and properties; our ability to deliver homes from backlog; our ability to secure materials and subcontractors; our ability to produce the liquidity and capital necessary to conduct normal business operations or to expand and take advantage of opportunities; and the outcome of legal proceedings, investigations, and claims.
Any or all of the forward-looking statements included in this release are not guarantees of future performance and may turn out to be inaccurate. This can occur as a result of incorrect assumptions or as a consequence of known or unknown risks and uncertainties. The major risks and uncertainties – and assumptions that are made – that affect our business and may cause actual results to differ from these forward-looking statements include, but are not limited to:
•the effects of the ongoing Covid-19 pandemic, which are highly uncertain, cannot be predicted and will depend upon future developments, including the severity of Covid-19 and the duration of the outbreak, the duration of existing social distancing and shelter-in-place orders, further mitigation strategies taken by applicable government authorities, the availability of a vaccine, adequate testing and therapeutic treatments and the prevalence of widespread immunity to Covid-19;
•the effect of general economic conditions, including employment rates, housing starts, interest rate levels, availability of financing for home mortgages and strength of the U.S. dollar;
•market demand for our products, which is related to the strength of the various U.S. business segments and U.S. and international economic conditions;
•the availability of desirable and reasonably priced land and our ability to control, purchase, hold and develop such parcels;
•access to adequate capital on acceptable terms;
•geographic concentration of our operations;
•levels of competition;
•raw material and labor prices and availability;
•the effect of U.S. trade policies, including the imposition of tariffs and duties on home building products and retaliatory measures taken by other countries;
•the effects of weather and the risk of loss from earthquakes, volcanoes, fires, floods, droughts, windstorms, hurricanes, pest infestations and other natural disasters, and the risk of delays, reduced consumer demand, and shortages and price increases in labor or materials associated with such natural disasters;
•the risk of loss from acts of war, terrorism or outbreaks of contagious diseases, such as Covid-19;

•transportation costs;
•federal and state tax policies;
•the effect of land use, environment and other governmental laws and regulations;
•legal proceedings or disputes and the adequacy of reserves;
•risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, indebtedness, financial condition, losses and future prospects;
•changes in accounting principles;
•risks related to unauthorized access to our computer systems, theft of our homebuyers’ confidential information or other forms of cyber-attack; and
•other factors described in “Risk Factors” included in our Annual Report on Form 10-K for the year ended October 31, 2019 and in subsequent filings we make with the Securities and Exchange Commission (“SEC”).
Many of the factors mentioned above or in other reports or public statements made by us will be important in determining our future performance. Consequently, actual results may differ materially from those that might be anticipated from our forward-looking statements.
Forward-looking statements speak only as of the date they are made. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events, or otherwise.
For a more detailed discussion of these factors, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K filed with the SEC and in subsequent reports filed with the SEC.

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Amounts in thousands)

	July 31, 2020	October 31, 2019
	(Unaudited)
ASSETS
Cash and cash equivalents	$559,348	$1,286,014
Inventory	8,034,515	7,873,048
Property, construction and office equipment, net	313,513	273,412
Receivables, prepaid expenses and other assets	968,416	715,441
Mortgage loans held for sale	161,540	218,777
Customer deposits held in escrow	78,094	74,403
Investments in unconsolidated entities	412,766	366,252
Income taxes receivable	9,239	20,791
	$10,537,431	$10,828,138

LIABILITIES AND EQUITY
Liabilities:
Loans payable	$1,082,025	$1,111,449
Senior notes	2,661,301	2,659,898
Mortgage company loan facility	122,189	150,000
Customer deposits	437,008	385,596
Accounts payable	375,900	348,599
Accrued expenses	1,014,822	950,932
Income taxes payable	118,058	102,971
Total liabilities	5,811,303	5,709,445

Equity:
Stockholders’ Equity
Common stock	1,529	1,529
Additional paid-in capital	722,115	726,879
Retained earnings	4,978,832	4,774,422
Treasury stock, at cost	(1,022,406)	(425,183)
Accumulated other comprehensive loss	(4,996)	(5,831)
Total stockholders' equity	4,675,074	5,071,816
Noncontrolling interest	51,054	46,877
Total equity	4,726,128	5,118,693
	$10,537,431	$10,828,138

TOLL BROTHERS, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Amounts in thousands, except per share data and percentages)
(Unaudited)

	Nine Months Ended July 31,				Three Months Ended July 31,
	2020		2019		2020		2019
	$	%	$	%	$	%	$	%
Revenues:
Home sales	$4,441,383		$4,788,335		$1,627,812		$1,756,970
Land sales	90,609		56,631		23,677		8,721
	4,531,992		4,844,966		1,651,489		1,765,691

Cost of revenues:
Home sales	3,629,525	81.7%	3,818,347	79.7%	1,318,936	81.0%	1,401,755	79.8%
Land sales	80,959	89.3%	43,406	76.6%	22,259	94.0%	6,232	71.5%
	3,710,484		3,861,753		1,341,195		1,407,987

Gross margin - home sales	811,858	18.3%	969,988	20.3%	308,876	19.0%	355,215	20.2%
Gross margin - land sales	9,650	10.7%	13,225	23.4%	1,418	6.0%	2,489	28.5%

Selling, general and administrative expenses	$531,819	12.0%	$527,318	11.0%	$160,649	9.9%	$186,709	10.6%
Income from operations	289,689	6.4%	455,895	9.4%	149,645	9.1%	170,995	9.7%

Other:
Income (loss) from unconsolidated entities	5,304		17,759		(2,566)		7,200
Other income - net	24,917		40,867		4,786		8,721
Income before income taxes	319,910		514,521		151,865		186,916
Income tax provision	72,603		126,829		37,104		40,598
Net income	$247,307		$387,692		$114,761		$146,318
Per share:
Basic earnings	$1.89		$2.65		$0.91		$1.01
Diluted earnings	$1.87		$2.63		$0.90		$1.00
Cash dividend declared	$0.33		$0.33		$0.11		$0.11
Weighted-average number of shares:
Basic	131,024		146,041		126,722		144,750
Diluted	132,032		147,479		127,399		146,275

Effective tax rate	22.7%		24.6%		24.4%		21.7%

TOLL BROTHERS, INC. AND SUBSIDIARIES
SUPPLEMENTAL DATA
(Amounts in thousands)
(unaudited)

	Nine Months Ended July 31,		Three Months Ended July 31,
	2020	2019	2020	2019
Inventory impairment charges recognized:
Cost of home sales - land owned/controlled for future communities	$21,634	$7,256	$6,690	$3,579
Cost of home sales - operating communities	300	24,380		1,100
	$21,934	$31,636	$6,690	$4,679

Depreciation and amortization	$46,700	$51,423	$16,415	$18,109
Interest incurred	$131,547	$131,830	$41,794	$43,968
Interest expense:
Charged to home sales cost of sales	$111,278	$125,862	$40,467	$46,635
Charged to land sales cost of sales	4,124	945	2,820	310
Charged to other income - net	2,440
	$117,842	$126,807	$43,287	$46,945

Home sites controlled:	July 31, 2020	July 31, 2019
Owned	35,289	34,577
Optioned	26,151	22,857
	61,440	57,434

Inventory at July 31, 2020 and October 31, 2019 consisted of the following (amounts in thousands):

	July 31, 2020	October 31, 2019
Land and land development costs	$2,163,668	$2,224,308
Construction in progress	5,165,742	4,984,989
Sample homes	432,165	414,107
Land deposits and costs of future development	272,940	249,644
	$8,034,515	$7,873,048

Toll Brothers operates in two segments: Traditional Home Building and Urban Infill ("City Living"). Within Traditional Home Building, Toll operates in five geographic segments. As previously reported, during the first quarter of fiscal 2020, management realigned certain of the states falling within its five home building regions. Within Traditional Home Building, the Company operates in the following five geographic segments, with current operations in the states listed below:
•North: Connecticut, Delaware, Illinois, Massachusetts, Michigan, Pennsylvania, New Jersey and New York
•Mid-Atlantic: Georgia, Maryland, North Carolina, Tennessee and Virginia
•South: Florida, South Carolina and Texas
•Mountain: Arizona, Colorado, Idaho, Nevada and Utah
•Pacific: California, Oregon and Washington

The realignment did not have any impact on the Company’s consolidated financial position, results of operations, earnings per share or cash flows for the periods presented. Prior period results have been recast to conform with the Company’s current segments in the tables below:

	Three Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
REVENUES
North	412	546	$290.4	$360.0	$704,900	$659,400
Mid-Atlantic	305	330	201.3	213.7	$659,900	$647,600
South	410	312	276.3	243.5	$674,000	$780,200
Mountain	612	437	425.4	292.7	$695,100	$669,800
Pacific	263	329	406.4	573.5	$1,545,300	$1,743,100
Traditional Home Building	2,002	1,954	1,599.8	1,683.4	$799,100	$861,500
City Living	20	40	26.4	71.9	$1,318,300	$1,797,300
Corporate and other			1.6	1.7
Total home sales	2,022	1,994	1,627.8	1,757.0	$805,000	$881,100
Land sales			23.7	8.7
Total consolidated			$1,651.5	$1,765.7

CONTRACTS
North	620	611	$428.0	$400.4	$690,400	$655,400
Mid-Atlantic	478	299	334.5	201.6	$699,800	$674,200
South	538	344	344.1	255.5	$639,500	$742,700
Mountain	801	622	561.8	414.5	$701,400	$666,500
Pacific	393	325	536.7	533.3	$1,365,600	$1,640,800
Traditional Home Building	2,830	2,201	2,205.1	1,805.3	$779,200	$820,200
City Living	3	40	8.8	63.5	$2,936,000	$1,587,100
Total consolidated	2,833	2,241	$2,213.9	$1,868.8	$781,500	$833,900

BACKLOG
North	1,885	1,950	$1,325.5	$1,305.4	$703,200	$669,500
Mid-Atlantic	954	965	707.5	642.6	$741,600	$665,900
South	1,302	1,067	930.7	815.2	$714,800	$764,000
Mountain	1,888	1,554	1,408.8	1,081.5	$746,200	$695,900
Pacific	1,129	1,209	1,581.6	1,879.7	$1,400,900	$1,554,800
Traditional Home Building	7,158	6,745	5,954.1	5,724.4	$831,800	$848,700
City Living	81	94	131.1	119.7	$1,617,900	$1,272,900
Total consolidated	7,239	6,839	$6,085.2	$5,844.1	$840,600	$854,500

	Nine Months Ended July 31,
	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
REVENUES
North	1,254	1,448	$840.5	$976.6	$670,300	$674,400
Mid-Atlantic	848	793	556.6	522.7	$656,400	$659,100
South	1,032	853	690.8	663.1	$669,400	$777,400
Mountain	1,518	1,219	1,026.0	804.9	$675,900	$660,300
Pacific	819	946	1,225.1	1,597.1	$1,495,800	$1,688,300
Traditional Home Building	5,471	5,259	4,339.0	4,564.4	$793,100	$867,900
City Living	85	176	103.0	224.6	$1,211,800	$1,276,100
Corporate and other			(0.6)	(0.7)
Total home sales	5,556	5,435	4,441.4	4,788.3	$799,400	$881,000
Land sales			90.6	56.6
Total consolidated			$4,532.0	$4,844.9

CONTRACTS
North	1,397	1,700	$985.0	$1,130.5	$705,100	$665,000
Mid-Atlantic	1,014	896	723.9	598.8	$713,900	$668,300
South	1,286	949	861.8	696.2	$670,100	$733,600
Mountain	1,800	1,553	1,281.3	1,061.2	$711,800	$683,300
Pacific	974	842	1,320.5	1,382.5	$1,355,700	$1,641,900
Traditional Home Building	6,471	5,940	5,172.5	4,869.2	$799,300	$819,700
City Living	54	104	83.9	166.2	$1,553,700	$1,598,100
Total consolidated	6,525	6,044	$5,256.4	$5,035.4	$805,600	$833,100

Unconsolidated entities:
Information related to revenues and contracts of entities in which we have an interest for the three-month and nine-month periods ended July 31, 2020 and 2019, and for backlog at July 31, 2020 and 2019 is as follows:

	Units		$ (Millions)		Average Price Per Unit $
	2020	2019	2020	2019	2020	2019
Three months ended July 31,
Revenues	9	33	$35.6	$95.8	$3,957,900	$2,902,000
Contracts	2	15	$7.0	$42.4	$3,510,600	$2,823,600

Nine months ended July 31,
Revenues	41	105	$127.0	$217.6	$3,098,200	$2,072,400
Contracts	17	31	$57.5	$98.5	$3,381,900	$3,177,400

Backlog at July 31,	2	98	$6.8	$202.2	$3,390,600	$2,063,400

RECONCILIATION OF NON-GAAP MEASURES
This press release contains, and Company management’s discussion of the results presented in this press release may include, information about the Company’s Adjusted Homes Sales Gross Margin and the Company’s net debt-to-capital ratio.
These two measures are non-GAAP financial measures which are not calculated in accordance with generally accepted accounting principles (“GAAP”). These non-GAAP financial measures should not be considered a substitute for, or superior to, the comparable GAAP financial measures, and may be different from non-GAAP measures used by other companies in the home building business.
The Company’s management considers these non-GAAP financial measures as we make operating and strategic decisions and evaluate our performance, including against other home builders that may use similar non-GAAP financial measures. The Company’s management believes these non-GAAP financial measures are useful to investors in understanding our operations and leverage and may be helpful in comparing the Company to other home builders to the extent they provide similar information.
Adjusted Home Sales Gross Margin
The following table reconciles the Company’s homes sales gross margin as a percentage of homes sale revenues (calculated in accordance with GAAP) to the Company’s Adjusted Homes Sales Gross Margin (a non-GAAP financial measure). Adjusted Homes Sales Gross Margin is calculated as (i) homes sales gross margin plus interest recognized in homes sales cost of revenues plus inventory write-downs recognized in home sales cost of revenues divided by (ii) homes sale revenues.
Adjusted Home Sales Gross Margin Reconciliation
(Amounts in thousands, except percentages)

		Three Months Ended July 31,		Nine Months Ended July 31,		Three Months Ended April 30,
		2020	2019	2020	2019	2020
	Revenues - homes sales	$1,627,812	$1,756,970	$4,441,383	$4,788,335	$1,516,234
	Cost of revenues - home sales	1,318,936	1,401,755	3,629,525	3,818,347	1,250,689
	Home sales gross margin	308,876	355,215	811,858	969,988	265,545
Add:	Interest recognized in cost of revenues - home sales	40,467	46,635	111,278	125,862	38,037
	Inventory write-downs	6,690	4,679	21,934	31,636	14,214
	Adjusted homes sales gross margin	$356,033	$406,529	$945,070	$1,127,486	$317,796

	Homes sales gross margin as a percentage of home sale revenues	19.0%	20.2%	18.3%	20.3%	17.5%

	Adjusted Home Sales Gross Margin as a percentage of home sale revenues	21.9%	23.1%	21.3%	23.5%	21.0%

The Company’s management believes Adjusted Home Sales Gross Margin is a useful financial measure to investors because it allows them to evaluate the performance of our home building operations without the often varying effects of capitalized interest costs and inventory impairments. The use of Adjusted Home Sales Gross Margin also assists the Company’s management in assessing the profitability of our home building operations and making strategic decisions regarding community location and product mix.

Forward-looking Adjusted Homes Sales Gross Margin
The Company has not provided projected fourth quarter and full fiscal 2020 homes sales gross margin or a GAAP reconciliation for forward-looking Adjusted Homes Sales Gross Margin because such measure cannot be provided without unreasonable efforts on a forward-looking basis, since inventory write-downs are based on future activity and observation and therefore cannot be projected for the fourth quarter and full fiscal year 2020. The variability of these charges may have a potentially unpredictable, and potentially significant, impact on our fourth quarter and full fiscal year 2020 homes sales gross margin.

Net Debt-to-Capital Ratio
The following table reconciles the Company’s ratio of debt to capital (calculated in accordance with GAAP) to the Company’s net debt-to-capital ratio (a non-GAAP financial measure). The net debt-to-capital ratio is calculated as (i) total debt minus mortgage warehouse loans minus cash and cash equivalents divided by (ii) total debt minus mortgage warehouse loans minus cash and cash equivalents plus stockholders’ equity.

Net Debt-to-Capital Ratio Reconciliation
(Amounts in thousands, except percentages)

		July 31, 2020	April 30, 2020	October 31, 2019
	Loans payable	$1,082,025	$1,556,572	$1,111,449
	Senior notes	2,661,301	2,660,815	2,659,898
	Mortgage company loan facility	122,189	106,018	150,000
	Total debt	3,865,515	4,323,405	3,921,347
	Total stockholders' equity	4,675,074	4,564,518	5,071,816
	Total capital	$8,540,589	$8,887,923	$8,993,163
	Ratio of debt-to-capital	45.3%	48.6%	43.6%

	Total debt	$3,865,515	$4,323,405	$3,921,347
Less:	Mortgage company loan facility	(122,189)	(106,018)	(150,000)
	Cash and cash equivalents	(559,348)	(741,222)	(1,286,014)
	Total net debt	3,183,978	3,476,165	2,485,333
	Total stockholders' equity	4,675,074	4,564,518	5,071,816
	Total net capital	$7,859,052	$8,040,683	$7,557,149
	Net debt-to-capital ratio	40.5%	43.2%	32.9%

The Company’s management uses the net debt-to-capital ratio as an indicator of its overall leverage and believes it is a useful financial measure to investors in understanding the leverage employed in the Company’s operations.
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